Exhibit 99.1

Oclaro Announces Fourth Quarter and Fiscal Year 2013 Financial Results

SAN JOSE, Calif., – September 16, 2013 – Oclaro, Inc. (NASDAQ: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its fourth quarter and fiscal year 2013, which ended June 29, 2013.

“While our fiscal fourth quarter results were in line with our expectations, the continued losses underscore the urgency of our turnaround plans. We remain focused on transforming Oclaro into a sustainable company that will deliver shareholder value over the long-term,” said Greg Dougherty, CEO, Oclaro. “Our successful sale of the Zurich Business demonstrates to our employees, customers and suppliers that we are taking deliberate action to create a stable future. With the resulting infusion of cash, we can now begin to take the necessary steps to begin to restructure the company. Our goal will be to focus Oclaro primarily on the optical communications market, and leverage our photonics innovation, vertical integration, and long-term customer relationships to return Oclaro to profitability.”

Results for the Fourth Quarter of Fiscal 2013:

•	Revenues were $136.1 million for the fourth quarter of fiscal 2013, compared with revenues of $141.6 million in the third quarter of fiscal 2013.

•	GAAP gross margin was 9% for the fourth quarter of fiscal 2013, compared with a GAAP gross margin of 9% in the third quarter of fiscal 2013.

•	Non-GAAP gross margin was 11% for the fourth quarter of fiscal 2013, compared with a non-GAAP gross margin of 10% in the third quarter of fiscal 2013.

•	GAAP operating loss was $44.1 million for the fourth quarter of fiscal 2013, which included $18.9 million of flood-related income, net of expenses, due to the flooding in Thailand, and an impairment of goodwill and intangible assets of $26.7 million. This compares with a GAAP operating loss of $27.4 million in the third quarter of fiscal 2013, which included $11.5 million of flood-related income, net of expenses, due to the flooding in Thailand.

•	Non-GAAP operating loss was $29.5 million for the fourth quarter of fiscal 2013, compared with a non-GAAP operating loss of $31.9 million in the third quarter of fiscal 2013.

•	GAAP net loss for the fourth quarter of fiscal 2013 was $47.4 million, which included $18.9 million of flood-related income, net of expenses, due to the flooding in Thailand, and $26.7 million for impairment of goodwill and intangible assets. This compares with a GAAP net loss of $40.0 million in the third quarter of fiscal 2013, which included $11.5 million of flood-related income, net of expenses, due to the flooding in Thailand, and $3.8 million for the impairment of an investment.

•	Non-GAAP net loss for the fourth quarter of fiscal 2013 was $30.3 million. This compares with a non-GAAP net loss of $33.4 million in the third quarter of fiscal 2013.

•	Adjusted EBITDA was negative $21.1 million for the fourth quarter of fiscal 2013, compared with negative $23.7 million in the third quarter of fiscal 2013.

•	Cash, cash equivalents, restricted cash, and short-term investments were $87.6 million at June 29, 2013.

•	Oclaro closed its merger with Opnext, Inc. on July 23, 2012. During the fourth quarter of fiscal 2013, in connection with the finalization of the fair value assessment of assets acquired and liabilities assumed in the merger, the Company made certain measurement period adjustments impacting the first, second and third quarters of fiscal 2013. These retrospective adjustments are reflected in the attached tables.

Results for Fiscal Year 2013:

The financial results for fiscal year 2013 include the results of Oclaro for the full year and the contribution from the former Opnext, Inc after the merger closed on July 23, 2012. The results for fiscal year 2012 reflect Oclaro as a standalone company.

•	Revenues were $586.0 million for fiscal 2013, compared with $385.5 million in fiscal 2012.

•	GAAP gross margin was 11% for fiscal 2013, compared with 18% in fiscal 2012.

•	Non-GAAP gross margin was 12% for fiscal 2013, compared with 19% in fiscal 2012.

•	GAAP operating loss was $124.8 million for fiscal 2013. This compares with a GAAP operating loss of $63.8 million in fiscal 2012.

•	Non-GAAP operating loss was $114.8 million for fiscal 2013, and excluded approximately $29.5 million in flood related income and goodwill and intangible asset impairment charges of $27.6 million. This compares with a non-GAAP operating loss of $53.0 million in fiscal 2012, and excluded gain of approximately $11.7 million on the sale of assets previously held for sale.

•	Adjusted EBITDA was negative $77.9 million for fiscal 2013, compared with a negative $33.7 million in fiscal 2012.

•	GAAP net loss for fiscal 2013 was $122.7 million, compared with a GAAP net loss of $66.5 in fiscal 2012.

•	Non-GAAP net loss for fiscal 2013 was $120.8 million, compared with a non-GAAP net loss of $61.1 million in fiscal 2012.

First Quarter Fiscal Year 2014 Outlook

The results of Oclaro for the first quarter of fiscal 2014, which ends September 28, 2013, are expected to be:

•	Revenues in the range of $134 million to $138 million.

•	Non-GAAP gross margin in the range of 9% to 11%.

•	Adjusted EBITDA in the range of negative $24 million to negative $19 million.

Guidance includes the expected results of the Zurich Business, which was sold on September 12, 2013, from June 30, 2013 through the closing date of September 12, 2013.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, any additional flood-related expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call

Oclaro will hold a conference call to discuss financial results for the fourth quarter and fiscal year 2013 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (480) 629-9760. A replay of the conference call will be available through September 23, 2013. To access the replay, dial (858) 384-5517. The passcode for the replay is 4639762. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is one of the largest providers of optical components, modules and subsystems for the optical communications market. The company is a global leader dedicated to photonics innovation, with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Korea and Japan. It has in-house and contract manufacturing sites in China, Malaysia and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com. Copyright 2013. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release, in association with Oclaro’s fourth quarter and fiscal year 2013 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations and progress toward Oclaro’s target business model, including financial guidance for the fiscal quarter ending September 28, 2013 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) expectation regarding the sale of its Zurich business, (iii) expectation regarding exercising of the option and closing the sale of the Amplifier business, (iv) restructuring Oclaro for the future, (v) simplifying Oclaro’s operating footprint, and (vi) Oclaro’s market position and future operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) The exercise of the option to purchase the optical amplifier and micro optics business (“Amplifier business”) and Oclaro’s ability to close the sale of the Amplifier business, (ii) the future performance of Oclaro and its ability to effectively integrate the operations of acquired companies following the closing of acquisitions and mergers, including its merger with Opnext, and to effectively restructure its operations and business following the sale of its Zurich and future option exercise and sale of its Amplifier business in accordance with its business plan, (iii) the potential inability to realize the expected and ongoing benefits and synergies of acquisitions and mergers and benefits of asset dispositions, (iv) the impact to our operations, revenues and financial condition attributable to the flooding in Thailand, (v) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (vi) our ability to meet or exceed our gross margin expectations, (vii) the effects of fluctuating product mix on our results, (viii) our ability to timely develop and commercialize new products, (ix) our ability to reduce costs and operating expenses, (x) our ability to respond to evolving technologies and customer requirements and demands, (xi) our dependence on a limited number of customers for a significant percentage of our revenues, (xii) our ability to maintain strong relationships with certain customers, (xiii) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xiv) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (xv) our ability to timely capitalize on any increase in market demand, (xvi) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xvii) competition and pricing pressure, (xviii) the potential lack of availability of credit or opportunity for equity based financing, (xix) the risks associated with our international operations, (xx) Oclaro’s ability to service and repay its remaining outstanding indebtedness pursuant to the terms of the applicable agreements, (xxi) the outcome of tax audits or similar proceedings, (xxii) the outcome of pending litigation against the company, (xxiii) Oclaro’s ability to maintain or increase its cash reserves and obtain financing on terms acceptable to it or at all, and (xxiv) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), gain on bargain purchase, non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Non-GAAP Gross Margin Rate

Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options, purchase accounting adjustments related to the fair market value of acquired inventories and costs to outsource our back-end manufacturing activities. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Operating Income/Loss

Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, impairment of intangible assets and goodwill, certain other one-time charges and credits and excluding any flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Non-GAAP Net Income/Loss

Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, gain on bargain purchase, Thailand flood-related income and expenses, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets, impairment of intangible assets and goodwill and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, gain on bargain purchase, purchase accounting adjustments related to the fair market value of acquired inventories, impairment of intangible assets and goodwill and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 29, 2013	March 30, 2013	June 29, 2013	June 30, 2012
Revenues	$136,108	$141,642	$586,028	$385,458
Cost of revenues	123,220	128,475	521,626	315,413

Gross profit	12,888	13,167	64,402	70,045
Operating expenses:
Research and development	23,917	25,207	100,820	67,003
Selling, general and administrative	21,585	22,465	91,363	62,541
Amortization of intangible assets	1,275	1,288	5,305	3,000
Restructuring, acquisition and related costs	2,507	3,085	(6,301)	10,361
Flood-related (income) expense	(18,867)	(11,548)	(29,510)	2,458
Impairment of goodwill, other intangible assets and property and equipment	26,697	—	27,561	—
(Gain) loss on sale of property and equipment	(142)	74	(80)	(11,566)

Total operating expenses	56,972	40,571	189,158	133,797

Operating loss	(44,084)	(27,404)	(124,756)	(63,752)
Other income (expense):
Interest income (expense), net	(2,269)	(1,103)	(4,499)	(1,121)
Gain (loss) on foreign currency translation	(3,730)	(7,353)	(14,310)	3,116
Other income (expense)	1,233	(3,760)	22,339	2,238

Total other income (expense)	(4,766)	(12,216)	3,530	4,233

Loss before income taxes	(48,850)	(39,620)	(121,226)	(59,519)
Income tax provision (benefit)	(1,474)	386	1,519	6,984

Net loss	$(47,376)	$(40,006)	$(122,745)	$(66,503)

Net loss per share:
Basic	$(0.52)	$(0.44)	$(1.40)	$(1.32)
Diluted	$(0.52)	$(0.44)	$(1.40)	$(1.32)
Shares used in computing net loss per share:
Basic	90,771	90,263	87,770	50,396
Diluted	90,771	90,263	87,770	50,396
Stock-based compensation included in the following:
Cost of revenues	$455	$545	$1,862	$1,584
Research and development	361	431	1,699	1,447
Selling, general and administrative	679	810	3,374	3,561
Restructuring, acquisition and related costs	277	—	277	—

Total	$1,772	$1,786	$7,212	$6,592

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 29, 2013	June 30, 2012
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$84,835	$61,760
Restricted cash	2,719	614
Accounts receivable, net	100,853	74,666
Inventories	118,099	78,444
Prepaid expenses and other current assets	35,095	12,582

Total current assets	341,601	228,066

Property and equipment, net	91,332	59,616
Other intangible assets, net	10,233	16,645
Goodwill	—	10,904
Other non-current assets	6,728	13,075

Total assets	$449,894	$328,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$96,472	$60,098
Accrued expenses and other liabilities	58,798	49,944
Capital lease obligations, current	8,281	—
Note payable	24,647	—
Credit line payable	39,964	25,500

Total current liabilities	228,162	135,542

Deferred gain on sale-leaseback	10,477	12,722
Convertible notes payable	22,990	—
Capital lease obligations, non-current	9,914	—
Other long-term liabilities	24,219	12,391

Total liabilities	295,762	160,655

Stockholders’ equity:
Common stock	928	515
Additional paid-in capital	1,429,155	1,330,172
Accumulated other comprehensive income	39,368	29,538
Accumulated deficit	(1,315,319)	(1,192,574)

Total stockholders’ equity	154,132	167,651

Total liabilities and stockholders’ equity	$449,894	$328,306

OCLARO, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 29, 2013	March 30, 2013	June 29, 2013	June 30, 2012
Reconciliation of GAAP net loss to non-GAAP net loss and adjusted EBITDA:
GAAP net loss	$(47,376)	$(40,006)	$(122,745)	$(66,503)
Stock-based compensation included in:	1,772	1,786	7,212	6,592
Amortization expense	1,275	1,288	5,305	3,000
Restructuring, acquisition and related costs	2,230	3,085	(6,578)	10,361
Flood-related (income) expense	(18,867)	(11,548)	(29,510)	2,458
Impairment charges	26,697	—	27,561	—
Opnext FMV inventory adjustment	—	—	2,281	—
Other (income) expense items, net	(1,233)	3,760	(22,339)	(2,238)
Gain on sale of assets previously held for sale	—	—	—	(11,672)
Outsource transition costs	1,462	871	3,690	—
(Gain) loss on foreign currency translation	3,730	7,353	14,310	(3,116)

Non-GAAP net loss	(30,310)	(33,411)	(120,813)	(61,118)

Income tax provision (benefit)	(1,474)	386	1,519	6,984
Depreciation expense	8,462	8,216	36,871	19,291
Interest (income) expense, net	2,269	1,103	4,499	1,121

Adjusted EBITDA	$(21,053)	$(23,706)	$(77,924)	$(33,722)

Non-GAAP net loss per share:
Basic	$(0.33)	$(0.37)	$(1.38)	$(1.21)
Diluted	$(0.33)	$(0.37)	$(1.38)	$(1.21)
Shares used in computing Non-GAAP net loss per share:
Basic	90,771	90,263	87,770	50,396
Diluted	90,771	90,263	87,770	50,396
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$12,888	$13,167	$64,402	$70,045
Opnext FMV inventory adjustment	—	—	2,281	—
Outsource transition costs	1,293	871	3,521	—
Stock-based compensation in cost of revenues	455	545	1,862	1,584

Non-GAAP gross profit	$14,636	$14,583	$72,066	$71,629

GAAP gross margin rate	9.5%	9.3%	11.0%	18.2%
Non-GAAP gross margin rate	10.8%	10.3%	12.3%	18.6%
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss	$(44,084)	$(27,404)	$(124,756)	$(63,752)
Stock-based compensation	1,772	1,786	7,212	6,592
Amortization of intangible assets	1,275	1,288	5,305	3,000
Restructuring, acquisition and related costs	2,230	3,085	(6,578)	10,361
Flood-related (income) expense, net	(18,867)	(11,548)	(29,510)	2,458
Impairment charges	26,697	—	27,561	—
Opnext FMV inventory adjustment	—	—	2,281	—
Gain on sale of assets previously held for sale	—	—	—	(11,672)
Outsource transition costs	1,462	871	3,690	—

Non-GAAP operating loss	$(29,515)	$(31,922)	$(114,795)	$(53,013)